Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1996-01-30
CIK 867961

                                                              Exhibit 13


     INDEPENDENT ACCOUNTANT'S REPORT ON APPLYING AGREED-UPON PROCEDURES



To the Board of Directors
Navistar Financial Corporation


   We have performed the procedures enumerated below, which were agreed to by the management of Navistar Financial Corporation ("NFC"), solely to assist you in evaluating whether the monthly trust statements were prepared by NFC in accordance with the Pooling and Servicing Agreements dated December 1, 1990, and June 8, 1995 (collectively known as the "Agreements") for the Dealer Note Trust 1990 and the Dealer Note Master Trust Series 1995-1 (collectively known as the "Trusts"), respectively. This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. The procedures we performed are as follows:

   1. We read the requirements of section 3.04(b) of the Agreements of the Trusts relating to monthly certificates.

   2. In accordance with section 3.06(b) of the Agreements of the Trusts, we have proved the mathematical accuracy of the monthly certificates issued during the fiscal year ended October 31, 1995.

   3. In accordance with section 3.06(b) of the Agreements of the Trusts, we compared the amounts contained in the monthly certificates to the computer reports of NFC and found them to be in agreement.

   We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on the accompanying Annual Summary of Certificateholders' Statements Distribution and Performance Annual Aggregate Report for the Navistar Financial Dealer Note Trust 1990 and Annual Summary of Servicer and Settlement Certificates Distribution and Performance Annual Aggregate Report for the Navistar Financial Dealer Note Master Trust Series 1995-1. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

   This report is intended solely for the use of the Board of Directors and management of NFC, and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.



/s/DELOITTE & TOUCHE LLP
   DELOITTE & TOUCHE LLP
   Chicago, Illinois
   December 18, 1995