Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1996-01-30
CIK 867961

        NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
        DEALER NOTE ASSET BACKED CERTIFICATES, SERIES 1995-1
   _______________________________________________________________

        ANNUAL SUMMARY OF SERVICER AND SETTLEMENT CERTIFICATES

        DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT
        For the period June 8, 1995 through October 31, 1995

           Under the Series 1995-1 Supplement dated as of June 8, 1995 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and Chemical Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 1995-1 Certificateholders as well as the performance of the Master Trust during the previous month. An annual aggregation of such monthly reports for the period June 8, 1995 through October 31, 1995 with respect to distributions and performance of the Trust is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

   1.   NFC is Servicer under the Agreement.

   2. All Certificates filed during the period have been signed by a Servicing Officer.

   3.   Eligible Investments in the Excess Funding Account:

             a.   The aggregate amount of funds invested in Eligible
Investments                                                      $0.00

             b.   Description of each Eligible Investment:             N/A

             c.   The rate of interest applicable to each such Eligible
Investment                                                             N/A

             d.   The rating of each such Eligible Investment          N/A

   4. The total amount to be distributed on the Series 1995-1 Certificate on the Distribution Dates:

        a.   The total aggregate amount                  $5,963,186.61

        b.   Stated on the basis of $1,000 original principal
 amount                                                      $29.81593

   5. The total amount, if any, to be distributed on the Series 1995-1 Certificates on the Distribution Dates allocable to the Invested Amount.
                                                                 $0.00

   6. The total amount, if any, to be distributed on the Series 1995-1 Certificates on the Distribution Dates allocable to interest on the
Series 1995-1 Certificates.                                  $5,963,186.61

   7.   The Invested Amount as of the Distribution Date.    $200,000,000.00
(after giving effect to all distributions that will occur on the Distribution
Date)

   8.   Eligible Investments in the Series Principal Account:

             a.   The aggregate amount of funds invested in Eligible
Investments                                                      $0.00

             b.   Description of each Eligible Investment:             N/A

             c.   The rate of interest applicable to each such Eligible
Investment                                                             N/A

             d.   The rating of each such Eligible Investment          N/A

   9.   Eligible Investments in the Negative Carry Reserve Fund:

             a.   The aggregate amount of funds invested in Eligible
Investments                                                      $0.00

             b.   Description of each Eligible Investment:             N/A

             c.   The rate of interest applicable to each such Eligible
Investment                                                             N/A

             d.   The rating of each such Eligible Investment          N/A

   10.  Eligible Investments in the Liquidity Reserve Account:

             a.   The aggregate amount of funds invested in Eligible
Investments                                                            $0.00

             b.   Description of each Eligible Investment:             N/A

             c.   The rate of interest applicable to each such Eligible
Investment                                                             N/A

             d.   The rating of each such Eligible Investment          N/A

   11.  The aggregate amount of Dealer Notes issued to finance OEM Vehicles, as
of the end of the period.                               $71,276,727.73

   12. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust at the end of the period:

           i)   Nalley Motor Trucks
          ii)   Rocky Mountain Int'l Trks
          iii)  Longhorn Int'l Eq. Inc
          iv)   Lake City International
           v)   Southland Int'l Trucks