Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1996-01-30
CIK 867961

       NAVISTAR FINANCIAL DEALER NOTE TRUST 1990

       FLOATING RATE DEALER NOTE PASS-THROUGH CERTIFICATES
______________________________________________________________________________


       ANNUAL SUMMARY OF SERVICER CERTIFICATES

       DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT
For the period November 1, 1994 through October 31, 1995

Navistar Financial Corporation ("NFC"), as Servicer pursuant to the Pooling & Servicing Agreement dated as of December 1, 1990 ( the "Agreement" ) by and among NFC, Navistar Financial Securities Corporation ("NFSC") and Chemical Bank (survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the performance of the Trust. An annual aggregation of such monthly reports for the period November 1, 1994 through October 31, 1995 with respect to the performance of the Trust during the period ended on October 31, 1995 is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

1.  NFC is Servicer under the Agreement.

2. All Certificates filed during the period have been signed by a Servicing Officer.

3.  The amount of the Advance, if any, for
    the prior period is equal to . . .  . . . .  . . . . . . .$71,449.71

4.  The amount of Dealer Finance Charge Collections for
    the prior period was equal to . . . . . . . . . . . . . . .$16,282,336.30

5.  The amount of NITC Finance Charges for the
    prior period was equal to . . . . . . . . . . . . . . . . .$19,391,163.05

6.  The aggregate amount of all payments made pursuant
    to Section 4.03 for the prior period was equal to . . . . .$35,715,656.84

7.  The Deficiency Amount during the period
    was equal to . .. . . . . . . . . . . .  $0.00

8.  The Available Subordinated Amount as of the
    beginning of the period was equal to . .. . . . . . . . . .$46,500.000.00

9.  The Maximum Subordinated Amount as of the
    beginning of the period was equal to . . . . . . . . . .  .$46,500,000.00

10.  The Projected Spread for the current Distribution Period is equal to. . . . . . . . . . . .. .. . . . . . . . . . . . .$6,348,250.13

11.  The amount on deposit in the Spread Account as of the Spread Account
     Funding Date was equal to. . . . . . . . . . . . .$6,348,250.13

12.  The principal amount of Dealer Notes outstanding
     as of the end of the period is equal to . . . . . . . . .$847,085,563.29

13.  The average daily balance of Dealer Notes
     outstanding during the period is equal to . . . . . . . .$631,918,807.43

14.  The amount of the Monthly Servicing Fee during the
     period is equal to . . . . . . . . . . . . . . . . . . . ..$6,319,188.10

15.  The amount of the Investor Monthly Servicing Fee during the period is equal to . . . . . . . . . . . . . . . . . ..$3,754,237.37

16.  The amount of Dealer Finance Charges during
     period is equal to . . . . . . . . . . . . . . . . . . . .$32,163,823.56

17.  The amount of NITC Finance Charges during
     period is equal to . . . . . . . . . . . . . . . . . . . .$33,596,681.29

18.  The amount of Interest Income during the period is
     equal to . . . . . . . . . . . . . . . . . . . . . . . . .$65,860,450.19

19.  The amount of Investor Interest Income during the
     period is equal to . . . . . . . . . . . . . . . . .   . .$25,683,026.86

20.  The amount of the Seller Interest Income during the
     period is equal to . . . . . . . . . . . . . . . . . . . .$17,872,324.16

21.  The average daily Seller Interest during the
     period is equal to . . . . . . . . . . . . . . . . . . ..$249,544,123.06

22.  The Total Investor Percentage as of the
     end of the period is equal to . . . . . . . . . . . . . . . . .63.78373%

23.  The Excess Servicing during the period is equal to . . . .$16,005,911.07

24.  The Deficiency Amount as of the end of the period
     (after giving effect to the payments made pursuant to Section 4.03 of the Agreement) is equal to . . . . . . . . . . . . . . . . . . . .$0.00

25. The amount of the Deficiency Amount specified in 24 above allocable to each Class:

      Class A1 . . .  . . . . . . . . . . $  N/A

      Class A2 . . . . . .  . . . . .  . .$  N/A

      Class A3 . . . . . . . . . . . . . .$  N/A

      Class A4 . . . . . . . . . . . . . .$  N/A

26.  The total amount of Advance Reimbursements during
     the period is equal to . . . . . . . . . . . . . . . . . . . . . .$0.00

27.  The aggregate amount deposited in the Distribution
     Account on the Transfer Dates that was distributed on
     the Distribution Dates to the Investor Certificate-
     holders during the period was equal to . . . . . . . . . .$26,309,234.38

28. The amount paid out to the Holders of each Class during the period in respect of Investor
     Certificate Interest:

      Class A1 . . . . . . . . . . . . . .$6,613,546.66

      Class A2 . . . . . . . . . . . . . . $6,813,546.68

      Class A3 . . . . . . . . . . . . . .$6,863,546.66

      Class A4 . . . . . . . . . . . . . .$6,018,594.38

29.  The aggregate principal amount of Dealer Notes
     repaid during the period is equal to . . . . . . .. . .$2,564,464,818.36

30.  The aggregate principal amount of Dealer Notes
     purchased by the Trust during the period is
     equal to . . .. . . . . . . . . . . . . . . . . . . . .$2,961,312,856.93

31.  The aggregate principal amount of Investment Secur-
     ities as of the end of the period is equal to . . . . .. . . . . .$0.00

32.  The amount of Principal Losses during the
     period is equal to . . . . . . . . . . . . . . . . . . . . . . . .$0.00

33.  The amount of the Investor Loss Amount
     during the period is equal to . . . . . . . . . . . . . . . . . ..$0.00

34.  The Maximum Subordinated Amount as of the
     end of the period (after giving effect to
     the transactions set forth in Section 4.03
     of the Agreement) is equal to . . . . . . . . . . . .  . .$78,718,300.00

35.  The Available Subordinated Amount at the
     end of the period (after giving effect to
     the transactions set forth in Section 4.03 is equal to .  $78,718,300.00

36.  The Seller Interest as of the end of
            the period is equal to . . . . . . . . . . . . . .$339,225,563.29

37.  The Minimum Seller Interest at the end of the period
            (after giving effect to the transactions set forth in Section 4.03 of the Agreement) is equal to . . . .$93,954,100.00

38.  The amount on deposit in the Spread Account at the end
     of the period (after giving effect to the transactions
     set forth inSection 4.03 of the Agreement) is equal to.   $6,348,250.13

 AMORTIZATION TERM
39.  The Class Loss Amount during the period for each Class:

                       Class A1 . . . . . . . . . . . . . .$  N/A

                       Class A2 . . . . . . . . . . . . . .$  N/A

                       Class A3 . . . . . . . . . . . . . .$  N/A

                       Class A4 . . . . . . . . . . . . . .$  N/A

40.  The Class Charged-Off Amounts during the period for each Class:

                       Class A1 . . . . . . . . . . . . . .$  N/A

                       Class A2 . . . . . . . . . . . . . .$  N/A

                       Class A3 . . . . . . . . . . . . . .$  N/A

                       Class A4 . . . . . . . . . . . . . .$  N/A

41.  The amount of Principal Collections on deposit in the
     Certificate Principal Account at the end of the period . . . . .
                                                                 N/A

42.  The amount of such Principal Collections allocable
            to each Amortizing Class:

                       Class A1 . . . . . . . . . . . . . .$  N/A

                       Class A2 . . . . . . . . . . . . . .$  N/A

                       Class A3 . . . . . . . . . . . . . .$  N/A

                       Class A4 . . . . . . . . . . . . . .$  N/A

43.  The amount on deposit in the Liquidity Reserve Account
            at the end of the period (after giving effect to the transactions made pursuant to Section 4.03 of the
            Agreement) is equal to . . . . . . . . . . . . .  N/A