Form 10-K, Exhibit 13
period 1995-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1996-01-30
CIK 867961

  NAVISTAR FINANCIAL DEALER NOTE TRUST 1990

  FLOATING RATE DEALER NOTE PASS-THROUGH CERTIFICATES


  ANNUAL SUMMARY OF CERTIFICATEHOLDERS' STATEMENTS

  DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT

For the period November 1, 1994 through October 31, 1995

Under the Pooling and Servicing Agreement dated as of December 1, 1990, 1990 by
and  among  Navistar  Financial  Corporation  ("NFC"),   Navistar  Financial
Securities Corporation and Chemical Bank (survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the performance of the Trust during the previous month. An annual aggregation of such monthly reports for the period November 1, 1994 through October 31, 1995 with respect to the performance of the Trust during the Due Period ended on October 31, 1995 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.


       A.  Information Regarding Current Payments
    (Stated on the Basis of $1,000 Original Principal Amount).

1.  The total amount of the payments to each Class of Investor
           Certificateholders,  per $1,000 interest:


                       Class A1 . . . . . . . . . . . . . .$66.1354666

                       Class A2 . . . . . . . . . . . . . .$68.1354668

                       Class A3 . . . . . . . . . . . . . .$68.6354666

                       Class A4 . . . . . . . . . . . . . .$28.9550388

2. The amount of the payment set forth in paragraph 1 above in respect of interest on each Class of Investor Certificates, per $1,000 interest:

                       Class A1 . . . . . . . . . . . . . .$66.1354666

                       Class A2 . . . . . . . . . . . . . .$68.1354668

                       Class A3 . . . . . . . . . . . . . .$68.6354666

                       Class A4 . . . . . . . . . . . . . .$28.9550388

3. The amount of the payment set forth in paragraph 1 above in respect of principal on each Class of Investor Certificates, per $1,000 interest:

                       Class A1 . . . . . . . . . . . . . .      0

                       Class A2 . . . . . . . . . . . . . .      0

                       Class A3 . . . . . . . . . . . . . .      0

                       Class A4 . . . . . . . . . . . . . .      0

       B.  Information Regarding the Performance of the Trust.

1.  Collections, Uses.

               (a)  The aggregate amount of Dealer Finance Charges
                  for the period . . . . . . . . . . . . . $32,163,823.56

               (b)  The aggregate amount of NITC Finance Charges
     for the period . . . . . . . . . . . . . . . . . . . . . $33,596,681.29

               (c)  The aggregate amount of Principal Collections
     received during the period . . . . . . . . . . . .  . $2,564,464,818.36

               (d)  The aggregate amount of Principal Collections
     allocable to the Amortizing Classes  . . . . . . . . . . . . .0

               (e)  The aggregate amount of Principal Collections processed during the period which were deposited in the Spread Account .. . . . . . . .
                                                             $2,461,956.87

               (f)  The aggregate amount of Principal Collections
     processed during the period which were deposited in the Liquidity Reserve
       Account. . . . . . . . .                                         0

               (g) The aggregate amount of Principal Collections processed during the period which were used to purchase new Dealer Notes .
                                                     . . .$2,451,653,009.03

               (h)  The aggregate amount of Principal Collections
            processed during the period which were
           used to purchase Investment Securities  . . . . . . . . . . .$0.00

               (i) The aggregate amount of Principal Collections processed during the period which were paid to the Seller . . .
                                              . . . . . . .   $110,349,852.46

2.  Dealer Notes and Investment Securities in the Trust;
    Certificate Principal Account.

               (a)  The aggregate amount of Dealer Notes and
     Investment Securities in the Trust as of October 31, 1995 Dealer Notes and Investment Securities represented by both the Seller Certificates and Investor Certificates) . . . . . . . . . . . . . ..$847,085,563.29

               (b) The amount of Dealer Notes and Investment Securities in the Trust represented by the Investor
     Certificates (the "Total Investor Interest") as October 31, 1995
                                                           $507,860,000.00

(c)  The Total Investor Interest set forth in
     paragraph 2(b) above as a percentage of the
     aggregate amount of Dealer Notes and Investment
     Securities set forth in paragraph 2(a). . . . . . . . . . . . .59.9538%

(d)  The Total Invested Amount after giving effect
     to the payments made on the Distribution Dates . . . . .$507,860,000.00

(e)  The total amount withdrawn from the Certificate
     Principal Account and deposited in the Distribution
     Account for the benefit of each Amortizing Class in respect of Principal Collections on the related Transfer Date:

                       Class A1 . . . . . . . . . . . . . . . . .0

                       Class A2 . . . . . . . . . . . . . . . . .0

                       Class A3 . . . . . . . . . . . . . . . . .0

                       Class A4 . . . . . . . . . . . . . . . . .0

3.  Investor Certificate Interest

(a)  The total amount withdrawn from the Collections
     Account and deposited in the Distribution Account on the related Transfer Date in respect of Investor Certificate
     Interest and any previously existing Deficiency Amount . $26,309,234.38

(b) The amount of the payment to each Class in respect of Class Certificate Interest and any previously existing Deficiency Amount during the period:

                       Class A1 . . . . . . . . . . . .$6,613,546.66

                       Class A2 . . . . . . . . . . . .$6,813,546.68

                       Class A3 . . . . . . . . . . . .$6,863,546.66

                       Class A4 . . . . . . . . . . . .$6,018,594.38

(c)  The Deficiency Amount (if any) as of
     October 31, 1995 . . . . . . . . . . . . . . . . . . . . . . .0

               (d) The amount of such Deficiency Amount allocable to each Class:

                       Class A1 . . . . . . . . . . . . . . . . .0

                       Class A2 . . . . . . . . . . . . . . . . .0

                       Class A3 . . . . . . . . . . . . . . . . .0

                       Class A4 . . . . . . . . . . . . . . . . .0

(e)  The amount (if any) of the Deficiency Amount
     from the preceding Distribution Date being
     reimbursed on the Distribution Date . . . . . . . . . . . . 0


   4.  Losses.

(a)  The aggregate amount of Dealer Notes charged-
     off as uncollectible during the period ended October 31, 1995 allocable to the Investor
     Certificates (the "Investor Loss Amount"). . . . . . . . . .0


               (b)  The Class Loss Amount for each Class (if any):

                       Class A1 . . . . . . . . . . . . . . . . .0

                       Class A2 . . . . . . . . . . . . . . . . .0

                       Class A3 . . . . . . . . . . . . . . . . .0

                       Class A4 . . . . . . . . . . . . . . . . .0

5.  Reimbursement of Losses; Charges-Off Amounts.

               (a)  The amount of Investor Loss Amount reimbursed
     or allocated to the Seller on the related
     Transfer Dates . . . . . . . . . . . . . . . . . . . . . . .0

(b)  The aggregate amount of Class Loss Amounts
     (if any) reimbursed or allocated to the
     Seller on the Distribution Dates . . . . . . . . . . . . . .0

(c) The Class Charged-Off Amount for each Class for the period ended October 31, 1995:

                       Class A1 . . . . . . . . . . . . . . . . .0

                       Class A2 . . . . . . . . . . . . . . . . .0

                       Class A3 . . . . . . . . . . . . . . . . .0

                       Class A4 . . . . . . . . . . . . . . . . .0

(d) The Class Charged-Off Amount for each Class for the period:

                       Class A1 . . . . . . . . . . . . . . . . .0

                       Class A2 . . . . . . . . . . . . . . . . .0

                       Class A3 . . . . . . . . . . . . . . . . .0

                       Class A4 . . . . . . . . . . . . . . . . .0

(e)  For each Amortizing Class, the positive (negative) difference between the amount set forth in paragraphs 5(c) and 5(d) above,
                                            per $1,000
                 (which will have the effect of increasing (reducing), the
                                         related
                       Class Invested Amount and the related Class Investor Interest):

                       Class A1 . . . . . . . . . . . . . .$  N/A

                       Class A2 . . . . . . . . . . . . . .$  N/A

                       Class A3 . . . . . . . . . . . . . .$  N/A

                       Class A4 . . . . . . . . . . . . . .$  N/A

6.  Class Invested Amounts; Class Investor Interests.

(a) Each Class Invested Amount after giving effect to the payments made on the Distribution Dates:

                       Class A1 . . . . . . . . . . . . . .$  100,000,000.00

                       Class A2 . . . . . . . . . . . . . .$  100,000,000.00

                       Class A3 . . . . . . . . . . . . . .$  100,000,000.00

                       Class A4 . . . . . . . . . . . . . .$  207,860,000.00

(b) Each Class Investor Interest after giving effect to the payments made on the Distribution Dates:

                       Class A1 . . . . . . . . . . . . . .$  100,000,000.00

                       Class A2 . . . . . . . . . . . . . .$  100,000,000.00

                       Class A3 . . . . . . . . . . . . . .$  100,000,000.00

                       Class A4 . . . . . . . . . . . . . .$  207,860,000.00

7.  Servicing Fee.

(a)  The aggregate amount of the Monthly Servicing
     Fee payable by the Trust to the Servicer for
                   October 31, 1995                              6319188.10


(b)  The aggregate amount of the Monthly Servicing
     Fee set forth in paragraph 7(a) above alloc-
     able to the Investor Certificateholders . . . . . . . .3754237.37

8.  Available Subordinated Amount; Minimum Seller Interest.

(a)  The Available Subordinated Amount as of
                   October 31, 1995                             78718300.00

(b)  The minimum seller interest as of October 31, 1995        93954100.00



9.  Class Amortization Percentages.

The Class Amortization Percentage for each Amortizing Class:


                       Class A1 . . . . . . . . . . . . . .$  N/A

                       Class A2 . . . . . . . . . . . . . .$  N/A

                       Class A3 . . . . . . . . . . . . . .$  N/A

                       Class A4 . . . . . . . . . . . . . .$  N/A