Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1997-01-29
CIK 867961

                                                Exhibit 13(c)
                                                  Page 1 of 7



           NAVISTAR FINANCIAL DEALER NOTE TRUST 1990

      FLOATING RATE DEALER NOTE PASS-THROUGH CERTIFICATES
            ______________________________________


       ANNUAL SUMMARY OF CERTIFICATEHOLDERS' STATEMENTS

     DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT

   For the Period November 1, 1995 through October 31, 1996




Under the Pooling and Servicing Agreement dated as of December 1,
1990   by  and  among  Navistar  Financial  Corporation  ("NFC"),
Navistar   Financial   Securities   Corporation   and  The  Chase
Manhattan   Bank  (survivor  in  the  merger  between  The  Chase
Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the performance of the Trust during the previous month. An annual aggregation of such monthly reports for the period November 1, 1995 through October 31, 1996 with respect to the performance of the Trust during the Due Period ended on October 31, 1996 is set forth below. Certain of the information is presented based on the aggregate amounts for the Trust as a whole. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

A.  Information Regarding Current Payments
    (Stated on the Basis of $1,000 Original Principal Amount).

1.   The total amount of the payments to each Class of Investor
     Certificateholders, per $1,000 interest:

          Class A1           $61.6041750

          Class A2           $63,6041751

          Class A3           $64.1041749

          Class A4           $58.1041749

                                               Exhibit 13(c)
                                                 Page 2 of 7


2. The amount of the payment set forth in paragraph 1 above in respect of interest on each Class of Investor
     Certificates, per $1,000 interest:

          Class A1           $61.6041750

          Class A2           $63,6041751

          Class A3           $64.1041749

          Class A4           $58.1041749

3. The amount of the payment set forth in paragraph 1 above in respect of principal on each Class of Investor
     Certificates, per $1,000 interest:

          Class A1               $  0.00

          Class A2               $  0.00

          Class A3               $  0.00

          Class A4               $  0.00

B.   Information Regarding the Performance of the Trust.

1.   Collections, Uses.

     (a)  The aggregate amount of Dealer Finance Charges
          for the period                                     $50,486,316.91

     (b)  The aggregate amount of NITC Finance Charges
          for the period                                     $32,685,719.00

     (c)  The aggregate amount of Principal Collections
          received during the period                      $2,897,081,746.21

     (d)  The aggregate amount of Principal Collections
          allocable to the Amortizing Classes                         $0.00

     (e)  The aggregate amount of Principal Collections
          processed during the period which were
          deposited in the Spread Account                             $0.00

     (f)  The aggregate amount of Principal Collections
          processed during the period which were
          deposited in the Liquidity Reserve Account                  $0.00

                                                Exhibit 13(c)
                                                  Page 3 of 7


     (g)  The aggregate amount of Principal Collections
          processed during the period which were used
          to purchase new Dealer Notes                    $2,636,897,210.35

     (h)  The aggregate amount of Principal Collections
          processed during the period which were used
          to purchase Investment Securities                           $0.00

     (i)  The aggregate amount of Principal Collections
          processed during the period which were paid
          to the Seller                                     $260,184,535.86

2.   Dealer Notes and Investment Securities in the Trust;
     Certificate Principal Account.

     (a)  The aggregate amount of Dealer Notes and Investment
          Securities in the Trust as of October 31, 1996
          (which reflects the Dealer Notes and Investment
          Securities represented by both the Seller
          Certificates and Investor Certificates)           $671,544,305.64

     (b)  The amount of Dealer Notes and Investment Securities
          in the Trust represented by the Investor Certificates
          (the "Total Investor Interest") as of
          October 31, 1996                                    $507,86000.00

     (c)  The Total Investor Interest set forth in paragraph
          2(b) above as a percentage of the aggregate amount
          of Dealer Notes and Investment Securities set forth
          in paragraph 2(a)                                        75.6257%

     (d)  The Total Invested Amount after giving effect
          to the payments made on the Distribution
          Dates                                             $507,860,000.00

     (e) The total amount withdrawn from the Certificate Principal Account and deposited in the Distribution Account for the benefit of each Amortizing Class in respect of Principal Collections on the related Transfer Date:

          Class A1               $  0.00

          Class A2               $  0.00

          Class A3               $  0.00

          Class A4               $  0.00

                                                Exhibit 13(c)
                                                  Page 4 of 7


3.   Investor Certificate Interest

     (a)  The total amount withdrawn from the Collections
          Account and deposited in the Distribution Account
          on the related Transfer Date in respect of Investor
          Certificate Interest and any previously existing
          Deficiency Amount                                  $31,008,786.32

     (b) The amount of the payment to each Class in respect of Class Certificate Interest and any previously existing Deficiency Amount during the period:

          Class A1         $6,160,417.50

          Class A2         $6,360,417.51

          Class A3         $6,410,417.49

          Class A4        $12,077,533.82

     (c)  The Deficiency Amount (if any) as of
          October 31, 1996                                            $0.00

     (d) The amount of such Deficiency Amount allocable to each Class:

          Class A1               $  0.00

          Class A2               $  0.00

          Class A3               $  0.00

          Class A4               $  0.00

     (e)  The amount (if any) of the Deficiency Amount
          from the preceding Distribution Date being
          reimbursed on the Distribution Date                         $0.00

4.   Losses.

     (a)  The aggregate amount of Dealer Notes charged
          off as uncollectible during the period ended
          on October 31, 1996 allocable to the Investor
          Certificates (the "Investor Loss Amount")                   $0.00

                                                Exhibit 13(c)
                                                  Page 5 of 7


(b)  The Class Loss Amount for each Class (if any):

          Class A1               $  0.00

          Class A2               $  0.00

          Class A3               $  0.00

          Class A4               $  0.00

5.   Reimbursement of Losses; Charged-Off Amounts.

     (a)  The amount of Investor Loss Amount reimbursed
          or allocated to the Seller on the related
          Transfer Dates                                              $0.00

     (b)  The aggregate amount of Class Loss Amounts (if any)
          reimbursed or allocated to the Seller on the
          Distribution Dates                                          $0.00

     (c) The Class Charged-Off Amount for each Class for the period ended October 31, 1996:

          Class A1               $  0.00

          Class A2               $  0.00

          Class A3               $  0.00

          Class A4               $  0.00

     (d) The Class Charged-Off Amount for each Class for the period:

          Class A1               $  0.00

          Class A2               $  0.00

          Class A3               $  0.00

          Class A4               $  0.00

                                               Exhibit 13(c)
                                                 Page 6 of 7


     (e) For each Amortizing Class, the positive (negative) difference between the amount set forth in paragraphs
          5(c) and 5(d) above, per $1,000 (which will have the effect of increasing (reducing), the related Class
          Invested Amount and the related Class Investor Interest):

          Class A1                $  N/A

          Class A2                $  N/A

          Class A3                $  N/A

          Class A4                $  N/A

6.   Class Invested Amounts; Class Investor Interests.

     (a) Each Class Invested Amount after giving effect to the payments made on the Distribution Dates:

          Class A1       $100,000,000.00

          Class A2       $100,000,000.00

          Class A3       $100,000,000.00

          Class A4       $207,860,000.00


     (b) Each Class Investor Interest after giving effect to the payments made on the Distribution Dates:

          Class A1       $100,000,000.00

          Class A2       $100,000,000.00

          Class A3       $100,000,000.00

          Class A4       $207,860,000.00

7.   Servicing Fee.

     (a)  The aggregate amount of the Monthly Servicing
          Fee payable by the Trust to the Servicer for
          the period October 31, 1996                         $8,401,639.83

                                                  Exhibit 13(c)
                                                    Page 7 of 7


     (b)  The aggregate amount of the Monthly Servicing
          Fee set forth in paragraph 7(a) above allocable
          to the Investor Certificateholders                  $5,078,600.00

8.   Available Subordinated Amount; Minimum Seller Interest.

     (a)  The available Subordinated Amount as of
          October 31, 1996                                   $78,718,300.00

     (b)  The Minimum Seller Interest as of
          October 31, 1996                                   $93,954,100.00

9.   Class Amortization Percentages.

     The Class Amortization Percentage for each Amortizing Class:

          Class A1                $  N/A

          Class A2                $  N/A

          Class A3                $  N/A

          Class A4                $  N/A