Form 10-K, Exhibit 13
period 1996-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1997-01-29
CIK 867961

                                                  Exhibit 13(d)


INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING AGREED-UPON PROCEDURES


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

    This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose. Based upon dis-cussions with you, matters not exceeding $10,000 individually are not considered to be exceptions to be reported to you for the purposes of this letter. The procedures we performed are as follows:

1. We read the requirements of section 3.04(b) of the Agreements of the Trusts relating to monthly certificates.

2. In accordance with section 3.06(b) of the Agreements of the Trusts, we reproved the mathematical accuracy of the monthly certificates issued during the fiscal year ended October 31, 1996.

3. In accordance with section 3.06(b) of the Agreements of the Trusts, we compared the amounts contained in such monthly certificates to the computer reports of NFC and found them to be in agreement.

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


 /s/ DELOITTE & TOUCHE LLP
     DELOITTE & TOUCHE LLP
     Chicago, Illinois
     December 16, 1996