Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1998-01-28
CIK 867961

                                                                  Exhibit 13(a)
                                                                  Page 1 of 3


                   NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
              DEALER NOTE ASSET BACKED CERTIFICATES, SERIES 1997-1
                    ---------------------------------------

             ANNUAL SUMMARY OF SERVICER AND SETTLEMENT CERTIFICATES

              DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT
             For the period August 19, 1997 through October 31, 1997


     Under the Series 1997-1 Supplement dated as of August 19, 1997 (the "Supplement") by and among Navistar Financial Corporation ("NFC") Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank (survivor in the merger between The Chase Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 1997-1 Certificateholders as well as the performance of the Master Trust during the previous month. An annual aggregation of such monthly reports for the period August 19, 1997 through October 31, 1997 with respect to distributions and performance of the Trust is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.   NFC is Servicer under the Agreement.

2. All Certificates filed during the period have been signed by a Servicing Officer.

3.   Eligible Investments in the Excess Funding Account:

     a.  The aggregate amount of funds invested in Eligible Investments....$0.00

     b.  Description of each Eligible Investment:.................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment...............................................Not Applicable

     d.  The rating of each such Eligible Investment..............Not Applicable

                                                                  Exhibit 13(a)
                                                                  Page 2 of 3



4.   The total amount to be distributed on the Series 1997-1
     Certificate on the Distribution Dates:

     a.  The total aggregate amount................................$3,157,882.72

     b.  Stated on the basis of $1,000 original principal amount.......$15.78941

5.   The total amount, if any to be distributed on the Series 1997-1
     Certificate on the Distribution Dates allocable to the Invested
     Amount................................................................$0.00

6.   The total amount, if any, to be distributed on the
     Series 1997-1 Certificates on the Distribution Dates
     allocable to interest on the Series 1997-1 Certificates.......$3,157,882.72

7.   The Invested amount as of the Distribution Date.............$200,000,000.00
     (after giving effect to all distributions that will occur on the Distribution Date)

8.   Eligible Investments in the Series Principal Account:

     a.  The aggregate amount of funds invested in Eligible
         Investments.......................................................$0.00

     b.  Description of each Eligible Investment:.................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment...............................................Not Applicable

     d.  The rating of each such Eligible Investment..............Not Applicable

9.   Eligible Investments in the Negative Carry Reserve Fund:

     a.  The aggregate amount of funds invested in Eligible
         Investments.......................................................$0.00

     b.  Description of each Eligible Investment:.................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment...............................................Not Applicable

     d.  The rating of each such Eligible Investment..............Not Applicable

                                                                  Exhibit 13(a)
                                                                  Page 3 of 3


10.  Eligible Investments in the Liquidity Reserve Account:

     a.  The aggregate amount of funds invested in Eligible
         Investments.......................................................$0.00

     b.  Description of each Eligible Investment:.................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment...............................................Not Applicable

     d.  The rating of each such Eligible Investment..............Not Applicable

11.  The aggregate amount of Dealer Notes issued to finance
     OEM Vehicles, as of the end of the period.....................$8,063,051.77

12. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust at the end of the period:

     i)    Prairie International Trucks Inc.
     ii)   Longhorn International Eq. Inc.
     iii)  Lake City International Trucks Inc.
     iv)   Wise International Trucks
     v)    Southland International Trucks