Form 10-K, Exhibit 13
period 1997-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1998-01-28
CIK 867961

                                                                  Exhibit 13(c)
                                                                  Page 1 of 5


                    NAVISTAR FINANCIAL DEALER NOTE TRUST 1990

               FLOATING RATE DEALER NOTE PASS-THROUGH CERTIFICATES
                       --------------------------------

                     ANNUAL SUMMARY OF SERVICER CERTIFICATES

              DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT
            For the period November 1, 1996 through October 31, 1997


     Navistar Financial Corporation ("NFC"), as Servicer pursuant to the Pooling and Servicing Agreement dated as of December 1, 1990 (the "Agreement") by and among NFC, Navistar Financial Securities Corporation ("NFSC") and The Chase Manhattan Bank (survivor in the merger between The Chase Manhattan Bank and Chemical Bank which was the survivor in the merger between Chemical Bank and Manufacturers Hanover Trust Company), as Trustee, is required to prepare certain information each month regarding current distributions to Investor Accounts and payments to Investor Certificateholders as well as the performance of the Trust. An annual aggregation of such monthly reports for the period November 1, 1996 through October 31, 1997 with respect to the performance of the Trust during the period ended on October 31, 1997 is set forth below. To the extent not defined herein, the capitalized terms used herein have the meanings assigned to them in the Agreement.

1.   NFC is Servicer under the Agreement.

2. All Certificates filed during the period have been signed by a Servicing Officer.

3.   The amount of the Advance, if any, for the prior period is equal to........................................................$242,099.73

4.   The amount of Dealer Finance Charge Collections for
     the prior period was equal to................................$50,486,316.91

5.   The amount of NITC Finance Charges for the prior
     period was equal to..........................................$32,685,719.00

6.   The aggregate amount of all payments made pursuant to
     Section 4.03 for the prior period was equal to...............$83,299,016.27

7.   The Deficiency Amount during the period was equal to..................$0.00

                                                                  Exhibit 13(c)
                                                                  Page 2 of 5


8.   The Available Subordinated Amount as of the beginning
     of the period was equal to...................................$78,718,300.00

9.   The Maximum Subordinated Amount as of the beginning
     of the period was equal to...................................$78,718,300.00

10.  The Projected Spread for the current Distribution
     Period is equal to............................................$7,598,250.00

11.  The amount on deposit in the Spread Account as of the
     Spread Account Funding Date was equal to......................$7,598,250.00

12.  The principal amount of Dealer Notes outstanding as of
     the end of the period is equal to...........................$668,007,924.36

13.  The average daily balance of Dealer Notes outstanding
     during the period is equal to...............................$624,399,157.80

14.  The amount of the Monthly Servicing Fee during the
     period is equal to............................................$6,243,991.59

15.  The amount of the Investor Monthly Servicing Fee during the period is equal to........................................$4,703,777.12

16.  The amount of Dealer Finance Charges during the period
     is equal to..................................................$28,356,711.23

17.  The amount of NITC Finance Charges during the period
     is equal to..................................................$32,575,263.06

18.  The amount of Interest Income during the period is
     equal to.....................................................$62,551,318.23

19.  The amount of Investor Interest Income during the period is equal to..................................................$30,265,373.32

20.  The amount of the Seller Interest Income during the
     period is equal to............................................$9,845,001.71

21.  The average daily Seller Interest during the period
     is equal to.................................................$156,024,763.80

22.  The Total Investor Percentage as of the end of the
     period is equal to................................................84.38819%

                                                                  Exhibit 13(c)
                                                                  Page 3 of 5


23.  The Excess Servicing during the period is equal to...........$16,196,951.61

24.  The Deficiency Amount as of the end of the period
     (after giving effect to the payments made pursuant
     to Section 4.03 of the Agreement) is equal to.........................$0.00

25. The amount of the Deficiency Amount specified in 24 above allocable to each Class:

                  Class A1.......................................$  N/A

                  Class A2.......................................$  N/A

                  Class A3.......................................$  N/A

                  Class A4.......................................$  N/A

                  Class A5.......................................$  N/A


26.  The total amount of Advance Reimbursements during
     the period is equal to................................................$0.00

27.  The aggregate amount deposited in the Distribution
     Account on the Transfer Dates that was distributed
     on the  Distribution  Dates  to the  Investor
     Certificateholders during the period was equal to............$29,869,878.38

28. The amount paid out to the Holders of each Class during the period in respect of Investor Certificate Interest:

                  Class A1................................$1,478,600.21

                  Class A2................................$6,454,799.16

                  Class A3................................$6,504,819.17

                  Class A4...............................$12,273,757.12

                  Class A5................................$3,157,882.72


29.  The aggregate principal amount of Dealer Notes
     repaid during the period is equal to......................$2,855,534,839.17

                                                                  Exhibit 13(c)
                                                                  Page 4 of 5


30.  The aggregate principal amount of Dealer Notes
     purchased by the Trust during the period is
     equal to................................................. $2,851,988,457.89

31.  The aggregate principal amount of Investment Securities as of the end of the period is equal to......................$52,306,175.64

32.  The amount of Principal Losses during the period is equal to......... $0.00

33.  The amount of the Investor Loss Amount during the
     period is equal to....................................................$0.00

34.  The Maximum Subordinated Amount as of the end of the
     period (after giving effect to the transactions set
     forth in Section 4.03 of the Agreement) is equal to..........$94,218,300.00

35.  The Available Subordinated  Amount at the end of the
     period (after giving effect to the transactions set
     forth in Section 4.03 of the Agreement) is equal to..........$94,218,300.00

36.  The Seller Interest as of the end of the period
     is equal to.................................................$112,454,100.00

37.  The Minimum Seller Interest at the end of the
     period (after giving effect to the transactions
     set forth in Section 4.03 of the Agreement)
     is equal to.................................................$112,454,100.00

38.  The amount on deposit in the Spread Account
     at the end of the period (after giving effect
     to the transactions set forth in Section 4.03
     of the Agreement) is equal to.................................$7,598,250.13


AMORTIZATION TERM

39. The Class Loss Amount during the period for each Class:

                  Class A1.......................................$  N/A

                  Class A2.......................................$  N/A

                  Class A3.......................................$  N/A

                  Class A4.......................................$  N/A

                  Class A5.......................................$  N/A

                                                                  Exhibit 13(c)
                                                                  Page 5 of 5


40.  The Class Charged-Off Amounts during the period for each Class:

                  Class A1.......................................$  N/A

                  Class A2.......................................$  N/A

                  Class A3.......................................$  N/A

                  Class A4.......................................$  N/A

                  Class A5.......................................$  N/A


41.  The amount of Principal Collections on deposit
     in the Certificate Principal Account at the end
     of the period................................................Not Applicable

42. The amount of such Principal Collections allocable to each Amortizing Class:

                  Class A1.......................................$  N/A

                  Class A2.......................................$  N/A

                  Class A3.......................................$  N/A

                  Class A4.......................................$  N/A

                  Class A5.......................................$  N/A


43.  The amount on deposit in the Liquidity Reserve
     Account at the end of the period (after giving
     effect to the transactions made pursuant to
     Section 4.03 of the Agreement) is equal to...................Not Applicable