Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1999-01-21
CIK 867961

                                                                   Exhibit 13(a)
                                                                   Page 1 of 3


                   NAVISTAR FINANCIAL DEALER NOTE MASTER TRUST
              DEALER NOTE ASSET BACKED CERTIFICATES, SERIES 1998-1
                     ---------------------------------------

             ANNUAL SUMMARY OF SERVICER AND SETTLEMENT CERTIFICATES

              DISTRIBUTION AND PERFORMANCE ANNUAL AGGREGATE REPORT For the period July 17, 1998 through October 31, 1998


     Under the Series 1998-1 Supplement dated as of July 17, 1998 (the "Supplement") by and among Navistar Financial Corporation ("NFC") Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payment to Series 1998-1 Certificateholders as well as the performance of the Master Trust during the previous month. An annual aggregation of such monthly reports for the period July 17, 1998 through October 31, 1998 with respect to distributions and performance of the Trust is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.   NFC is Servicer under the Agreement.

2. The undersigned is a Servicing Officer.

3. Eligible Investments in the Excess Funding Account:

     a.  The aggregate amount of funds invested in
         Eligible Investments.............................................$0.00

     b.  Description of each Eligible Investment:................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment..............................................Not Applicable

     d.  The rating of each such Eligible Investment.............Not Applicable

                                                                   Exhibit 13(a)
                                                                   Page 2 of 3



4.   The total amount to be distributed on the Series 1998-1
     Certificate on the Distribution Dates:

     a.  The total aggregate amount...............................$4,183,353.71

     b.  Stated on the basis of $1,000 original principal amount......$20.91677

5.   The total amount, if any to be distributed on the
     Series 1998-1 Certificates on the Distribution Dates
     allocable to the Invested Amount.....................................$0.00

6.   The total amount, if  any, to be distributed on the
     Series 1998-1 Certificates on the Distribution Date
     allocable to interest on the Series 1998-1 Certificates......$4,183,353.71

7.   The Invested amount as of the Distribution Date.
     (after giving effect to all distributions that
     will occur on the Distribution Date) ......................$200,000,000.00


8.   Eligible Investments in the Series Principal Account:

     a.  The aggregate amount of funds invested in Eligible
         Investments......................................................$0.00

     b.  Description of each Eligible Investment:................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment..............................................Not Applicable

     d.  The rating of each such Eligible Investment.............Not Applicable

9.   Eligible Investments in the Liquidity Reserve Account:

     a.  The aggregate amount of funds invested in Eligible
         Investments......................................................$0.00

     b.  Description of each Eligible Investment:................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment..............................................Not Applicable

     d.  The rating of each such Eligible Investment.............Not Applicable

                                                                   Exhibit 13(a)
                                                                   Page 3 of 3



10.  The aggregate amount of Dealer Notes issued to finance
     OEM Vehicles, as of the end of the Due Period...............$11,226,142.65

11. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust at the end of the period:

     i)    Freund Equipment
     ii)   Southwest International Trucks
     iii)  Pollard Motor Co
     iv)   Longhorn International Eq Inc.
     v)    Southland International Trucks