Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1999-01-21
CIK 867961

                                                                   Exhibit 13(c)
                                                                   Page 1 of 3


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

                                                                   Exhibit 13(c)
                                                                   Page 2 of 3



4.   The total amount to be distributed on the Series 1995-1
     Certificate on the Distribution Dates:

     a.  The total aggregate amount..............................$12,132,341.61

     b.  Stated on the basis of $1,000 original principal amount......$60.66170

5.   The total amount, if any to be distributed on the
     Series 1995-1 Certificates on the Distribution Dates
     allocable to the Invested Amount.....................................$0.00

6.   The total amount, if any, to be distributed on the
     Series 1995-1 Certificates on the Distribution Date
     allocable to interest on the Series 1995-1 Certificates.....$12,132,341.61

7.   The Invested amount as of the Distribution Date.
     (after giving effect to all distributions that will
     occur on the Distribution Date)............................$200,000,000.00

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

     a.  The aggregate amount of funds invested in Eligible
         Investments......................................................$0.00

     b.  Description of each Eligible Investment:................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment..............................................Not Applicable

     d.  The rating of each such Eligible Investment.............Not Applicable

                                                                   Exhibit 13(c)
                                                                   Page 3 of 3


10.  Eligible Investments in the Liquidity Reserve Account:

     a.  The aggregate amount of funds invested in Eligible
         Investments......................................................$0.00

     b.  Description of each Eligible Investment:................Not Applicable

     c.  The rate of interest applicable to each such Eligible
         Investment..............................................Not Applicable

     d.  The rating of each such Eligible Investment.............Not Applicable

11.  The aggregate amount of Dealer Notes issued to finance
     OEM Vehicles, as of the end of the period...................$11,226,142.65

12. The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the 1990 Trust at the end of the Due Period:

     i)    Freund Equipment
     ii)   Southwest International Truck
     iii)  Pollard Motor Co
     iv)   Longhorn International Eq Inc.
     v)    Southland International Trucks

13.  Required Monthly Interest Reserve Amount as of
     the Distribution Date..........................................$300,000.00

14.  Actual Monthly Interest Reserve Amount as of
     the Distribution Date..........................................$300,000.00