Form 10-K, Exhibit 13
period 1998-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1999-01-21
CIK 867961

                                                                   Exhibit 13(f)
                                                                   Page 1 of 2




REPORT OF MANAGEMENT

Management of Navistar Financial Corporation ("NFC") is responsible for establishing and maintaining an internal control structure over financial reporting of the servicing procedures provided by NFC under the Pooling and Servicing Agreement dated as of December 1, 1990 and June 8, 1995 (collectively known as the "Agreements") for the Dealer Note Trust 1990 and the Dealer Note Master Trust Series 1995-1, 1997-1 and 1998-1 (collectively known as the "Trusts"), respectively, which is designed to provide reasonable assurance to NFC's management and Board of Directors regarding the preparation of reliable published financial reports. The structure contains self-monitoring mechanisms and actions taken to correct deficiencies as they are identified. Even an effective internal control structure, no matter how well-designed, has inherent limitations, including the possibility of the circumvention or overriding of controls, and therefore, can provide only reasonable assurance with respect to financial statement preparation. Further, because of changes in condition, internal control structure effectiveness may vary over time.

Management assessed NFC's internal control structure as of and for the year ended October 31, 1998, in relation to criteria for effective internal control over financial reporting based on criteria established in the AICPA Professional Standards Section 319, "Consideration of Internal Control in a Financial Statement Audit." Based on this assessment, management believes that as of and for the year ended October 31, 1998, NFC maintained an effective internal control structure over financial reporting of the servicing procedures provided by NFC under the Agreements for the Trusts.




/s/ R. W. CAIN
    R. W. CAIN
    Vice President & Treasurer



/s/ P. E. COCHRAN
    P. E. COCHRAN
    Vice President & Controller

                                                                Exhibit 13 (f)
                                                                Page 2 of 2



INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors
Navistar Financial Corporation


We have examined management's assertion that, as of and for the year ended October 31, 1998, Navistar Financial Corporation ("NFC"), maintained effective internal control over the servicing procedures provided by NFC under the Pooling and Servicing Agreements dated December 1, 1990, and June 8, 1995 and the Series Supplements dated June 8, 1995, August 19, 1997 and July 17, 1998 (collectively known as the "Agreements") for the Dealer Note Trust 1990 and the Dealer Note Master Trust (collectively known as the "Trusts") referred to in the accompanying Report of Management.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of internal control over financial reporting, testing and evaluating the design and operating effectiveness of internal control as it pertains to the servicing procedures referred to in management's assertion, and such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Aslo, projections of any evaluation of internal control to future periods are subject to the risk that internal control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that, as of and for the year ended October 31, 1998, NFC maintained effective internal control over the servicing procedures provided by NFC under the Agreements is fairly stated, in all material respects, based on criteria established in the AICPA Professional Standards Section 319, "Consideration of Internal Control in a Financial Statement Audit."



 /s/DELOITTE & TOUCHE LLP
    DELOITTE & TOUCHE LLP
    Chicago, Illinois
    December 14, 1998