Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1999-12-23
CIK 867961

                                                                  Exhibit 13(a)
                                                                  Page 1 of  7


                   ANNUAL SERVICER AND SETTLEMENT CERTIFICATE

                            DEALER NOTE MASTER TRUST


                              CLASS A, DEALER NOTE
                            ASSET BACKED CERTIFICATES
                                  SERIES 1995-1


Under the Series 1995-1 Supplement dated as of June 8, 1995 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Serving Agreement dated as of June 8, 1995 (as amended and supplemented, the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to Series 1995-1 Certificateholders as well as the performance of the Master Trust during the previous month. An annual aggregation of such monthly reports for the period November 1, 1998 through October 31, 1999 with respect to distributions and performance of the Master Trust is set forth below in Section 3. The information set forth in Section 4 below represents the monthly activity for Series 1995-1 for the period of March 1, 1999 through October 31, 1999. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.  NFC is Servicer under the Agreement.

2.  The undersigned is a Servicing Officer

3. Master Trust Information for the period of November 1, 1998 through October 31, 1999:

    3.1   The amount of the Advance, if any, for the
          Due Period
                                                                   $264,946.70

    3.2   The amount of NITC Finance Charges for the
          Due Period                                            $45,271,367.49

    3.3   The average daily balance of Dealer Notes
          outstanding during the Due Period                  $1,045,746,278.08

    3.4   The total amount of Advance Reimbursements
          for the Due Period                                             $0.00

                                                                  Exhibit 13(a)
                                                                  Page 2 of 7

    3.5   The aggregate principal amount of Dealer Notes
          repaid during the Due Period.                      $3,890,625,634.45

    3.6   The aggregate principal amount of Dealer Notes
          purchased by the Master Trust during the Due
          Period.                                            $3,998,162,163.17

    3.7   The amount of the Servicing Fee for the Due
          Period.                                               $10,500,957.35

    3.8   The average daily Master Trust Seller's Interest
          during the Due Period.                               $421,764,339.65

    3.9   The Master Trust Seller's Interest as of the
          Distribution Date (after giving effect to the
          transactions set forth in Article IV of the
          Supplement).                                         $505,364,183.27

    3.10  The aggregate amount of Collections for the
          Due Period.                                        $3,986,125,362.34

    3.11  The aggregate amount of Finance Charge
          Collections for the Due Period.                       $95,499,727.89

    3.12  The aggregate amount of Principal Collections
          for the Due Period.                                $3,890,625,634.45

    3.13  The amount of Dealer Note Losses for the Due
          Period.                                                        $0.00

    3.14  The aggregate amount of Dealer Notes as of the
          last day of the Due Period.                        $1,105,364,183.27

    3.15  The aggregate amount of funds on deposit in the
          Excess Funding Account as of the end of the last
          day of the Due Period (after giving effect to
          the transactions set forth in Article IV of the
          Supplement and Article IV of the Agreement.                    $0.00

    3.16  Eligible Investments in the Excess Funding Account:

          a.  The aggregate amount of funds invested in
              Eligible Investments.                                      $0.00

          b.  Description of each Eligible Investment.                   $0.00

                                                                  Exhibit 13(a)
                                                                  Page 3 of 7

          c.  The rate of interest applicable to each such
              Eligible Investment.
                                                                         0.00%

          d.  The rating of each such Eligible Investment                $0.00

    3.17  The  aggregate amount of Dealer Notes issued to
          finance OEM Vehicles, as of the end of the Due
          Period.                                               $14,539,995.12

    3.18 The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due
          Period.
          i)       Hoglund Bus Company
          ii)      Interstate Motor Trucks
          iii)     Prairie International
          iv)      KCR
          v)       Southwest International

    3.19  Aggregate amount of delinquent principal
          payments (past due greater than 30 days)
          as a percentage of the total principal
          amount outstanding, as of the end of the
          Due Period.                                                    0.11%


4.  Series 1995-1 Information for the period of March 1, 1999
    ---------------------------------------------------------
    through October 31, 1999
    ------------------------


    4.1   The Deficiency  Amount as of the Transfer Date
          (after giving effect to the transactions set
          forth in  Article IV of the Supplement).                       $0.00

    4.2a  The  Maximum Subordinated Amount as of the
          Transfer Date (after giving effect to the
          transactions set forth in Article IV of the
          Supplement).                                          $31,000,000.00

    4.2b  The Available Subordinated Amount as of the
          Transfer Date (after giving effect to the
          transactions set forth in Article IV of
          the Supplement)                                       $31,000,000.00

    4.3   The Projected Spread for the following
          Distribution Period.                                   $2,500,000.00

    4.4   The amount on deposit in the Spread Account
          as of the Transfer Date (after giving effect
          to the transactions set forth in Article IV
          of the Supplement).                                    $2,500,000.00

                                                                  Exhibit 13(a)
                                                                  Page 4 of 7

    4.5   The aggregate amount on deposit in the
          Liquidity Reserve Account as of the
          Transfer Date (after giving effect to
          the transactions set forth in Article
          IV of the Supplement.                                          $0.00

    4.6   The aggregate amount on deposit in the
          Negative Carry Reserve Fund as of the
          Transfer Date (after giving effect to
          the transactions set forth in Article
          IV of the Supplement).                                         $0.00

    4.7   The Invested Amount as of the Distribution
          Date (after giving effect to the transactions
          set forth in Article IV of the Supplement and
          to the payments made on the Distribution Date).      $200,000,000.00

    4.8   The amount of Series Allocable Dealer Notes
          Losses for the Due Period.                                     $0.00

    4.9   The amount of Series Allocable Finance Charge
          Collections for the Due Period.                       $21,548,107.77

    4.10  The amount of Series Allocable Principal
          Collections for the Due Period.                      $905,917,026.90

    4.11  The amount of Series Principal Account
          Losses for the Due Period.                                     $0.00

    4.12  The amount of Investor Dealer Note Losses
          for the Due Period.                                            $0.00

    4.13  The amount of Investor Finance Charge
          Collections for the Due Period.                       $12,209,039.83

    4.14  The amount of Investor Principal Collections
          for the Due Period.                                  $514,055,965.69

    4.15  The amount of Available Certificateholder's
          Interest Collections for the Due Period.              $12,362,983.42

    4.16  The amount of Series 1995-1 Shared Principal
          Collections for the Due Period.                      $514,055,965.66

    4.17  The aggregate amount of the Series 1995-1
          Principal Shortfall, if any, for the Due
          Period.                                                        $0.00

    4.18  The Seller's Percentage for the Due Period.                   43.24%

                                                                  Exhibit 13(a)
                                                                  Page 5 of 7

    4.19  The Excess Seller's Percentage for the
          Due Period.                                                   32.72%

    4.20  The aggregate amount of Seller's Principal
          Collections for the Due Period.                      $391,861,061.22

    4.21  The amount of Available Seller's Finance
          Charge Collections for the Due Period.                 $2,909,029.01

    4.22  The aggregate amount of Available Seller's
          Principal Collections for the Due Period.             $95,273,867.75

    4.23  The aggregate amount of Excess Seller's
          Principal Collections for the Due Period.            $296,587,193.47

    4.24  The Controlled Amortization Amount, if
          applicable, for the Due Period.                                $0.00

    4.25  The Minimum Series 1995-1 Master Trust
          Seller's Interest as of the Distribution
          Date (after giving effect to the trans-
          actions set forth in Article IV of the
          Supplement).                                          $42,811,454.69

    4.26  The Series 1995-1 Allocation Percentage
          for the Due Period.                                           33.91%

    4.27  The Floating Allocation Percentage for
          the Due Period.                                               56.76%

    4.28  The Principal Allocation Percentage,
          if applicable, for the Due Period.                             0.00%

    4.29  The total amount to be distributed on
          the Series 1995-1 Certificates on the
          Distribution Date.                                     $8,776,884.34

    4.30  The total amount, if any, to be distributed
          on the Series 1995-1 Certificates on the
          Distribution  Date allocable to the Invested
          Amount.                                                        $0.00

    4.31  The total amount, if any, to be distributed
          on the Series 1995-1  Certificates on the
          Distribution  Date allocable to interest
          on the Series 1995-1 Certificates.                     $7,443,453.62

    4.32  The Draw Amount as of the Transfer Date.                       $0.00

    4.33  The amount of Investor Charge-Offs as of the
          Transfer Date.                                                 $0.00

                                                                  Exhibit 13(a)
                                                                  Page 6 of 7

    4.34  The amount of reimbursement of Investor
          Charge-Offs as of the Transfer Date.                           $0.00

    4.35  The amount of the Investor Servicing Fee
          to be paid on such Distribution Date.                  $1,333,331.52

    4.36  The  aggregate  amount of funds on deposit
          in the  Negative Carry  Reserve  Account as
          of the end of the last day of the Due
          Period (after giving effect to the payments
          and adjustments made pursuant to Article IV
          of the  Supplement and of the Agreement).                      $0.00

    4.37  The aggregate amount of funds on  deposit
          in the Series Principal Account as of the
          end of the last day of the Due Period
          (after giving effect to the payments and
          adjustments made pursuant to Article IV
          of the Supplement and of the Agreement).                       $0.00

    4.38  The aggregate amount of funds on deposit
          in the Spread Account as of the end of the
          last day of the Due Period (after giving
          effect to payments and adjustments made
          pursuant to Article IV of the Supplement
          and the Agreement).                                    $2,500,000.00

    4.39  Eligible Investments in the Series Principal
          Account:

          a.  The aggregate amount of funds invested in
              Eligible Investments.                                      $0.00

          b.  Description of each Eligible Investment:                     N/A

          c.  The rate of interest applicable to each
              such Eligible Investment.                                    N/A

          d.  The rating of each such Eligible Investment.                 N/A

    4.40  Eligible Investments in the Liquidity Reserve Account:

          a.  The aggregate amount of funds invested in
              Eligible Investments.                                      $0.00

          b.  Description of each Eligible Investment:                     N/A

          c.  The rate of interest applicable to each
              such Eligible Investment.                                    N/A

                                                                  Exhibit 13(a)
                                                                  Page 7 of 7

          d.  The rating of each such Eligible Investment.                 N/A

    4.41  The amount of Excess Interest Collections
          for the Due Period.                                    $3,586,099.08

    4.42  The amount of Investor Principal Collections
          treated as Shared Principal Collections for
          the Due Period.                                      $514,055,965.69

    4.43  The amount of Excess Interest Collections for
          the Due Period allocated to other Series.                      $0.00

    4.44  The amount of Investor Principal Collections
          treated as Shared Principal Collections for
          the Due Period allocated to Other Series.                      $0.00

    4.45  The percentages and all other information
          calculated pursuant to Sections 6.01 and
          7.01 of the Supplement.                                          N/A

    4.46  The amount of Remaining Available Seller's
          Principal Collections for the Due Period.                      $0.00

    4.47  The amount of Series 1995-1 Shared Seller's
          Principal Collections for the Due Period.            $391,861,061.22

    4.48  The aggregate amount of Shared Seller's
          Principal Collections from Other Series
          for the Due Period.                                            $0.00

    4.49  The amount of all Shared Seller's Principal
          Collections allocated to Series 1995-1 for
          the Due Period.                                                $0.00

    4.50  The aggregate amount of all Shared Seller's
          Principal Collections allocated to Other
          Series for the Due Period.                                     $0.00

    4.51  The aggregate amount of all Early Distribution
          Amounts paid or deemed paid for the Distribution
          Period.                                                        $0.00