Form 10-K, Exhibit 13
period 1999-10-31
NAVISTAR FINANCIAL SECURITIES CORP
filed 1999-12-23
CIK 867961

                                                                  Exhibit 13(b)
                                                                  Page 1 of 7

                   ANNUAL SERVICER AND SETTLEMENT CERTIFICATE

                            DEALER NOTE MASTER TRUST


                              CLASS A, DEALER NOTE
                            ASSET BACKED CERTIFICATES
                                  SERIES 1997-1


Under the Series 1997-1 Supplement dated as of August 19, 1997 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (as amended and supplemented, the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to Series 1997-1 Certificateholders as well as the performance of the Master Trust during the previous month. An annual aggregation of such monthly reports for the period November 1, 1998 through October 31, 1999 with respect to distributions and performance of the Trust is set forth below in Section 3. The information set forth in Section 4 below represents the monthly activity for Series 1997-1 for the period of March 1, 1999 through October 31, 1999. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.  NFC is Servicer under the Agreement.

2.  The undersigned is a Servicing Officer

3.  Master Trust Information for the period of November 1, 1998
    -----------------------------------------------------------
    through October 31, 1999:
    -------------------------

    3.1   The amount of the Advance, if any, for the Due           $264,946.70
          Period

    3.2   The amount of NITC Finance Charges for the Due        $45,271,367.49
          Period

    3.3   The average daily balance of Dealer Notes          $1,046,746,278.08
          outstanding during the Due Period

    3.4   The total amount of Advance Reimbursements for                 $0.00
          the Due Period

                                                                  Exhibit 13(b)
                                                                  Page 2 of 7

    3.5   The aggregate principal amount of Dealer Notes     $3,890,625,634.45
          repaid during the Due Period.

    3.6   The aggregate principal amount of Dealer Notes     $3,998,162,163.17
          purchased by the Master Trust during the Due
          Period.

    3.7   The amount of the Servicing Fee for the Due           $10,500,957.35
          Period.

    3.8   The average daily Master Trust Seller's              $421,764,339.65
          Interest during the Due Period.

    3.9   The Master Trust Seller's Interest as of the         $505,364,183.27
          Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement).

    3.10  The aggregate amount of Collections for the        $3,986,125,362.34
          Due Period.

    3.11  The aggregate amount of Finance Charge               $95,499,727.89
          Collections for the Due Period.

    3.12  The aggregate amount of Principal Collections      $3,890,625,634.45
          for the Due Period.

    3.13  The amount of Dealer Note Losses for the Due                   $0.00
          Period.

    3.14  The aggregate amount of Dealer Notes as of the     $1,105,364,183.27
          last day of the Due Period.

    3.15  The aggregate amount of funds on deposit in                    $0.00
          the Excess Funding Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in
          Article IV of the Supplement and Article IV of the Agreement.

    3.16  Eligible Investments in the Excess Funding
          Account:

          a.  The aggregate amount of funds invested in                  $0.00
              Eligible Investments.

          b.  Description of each Eligible Investment.                   $0.00

                                                                  Exhibit 13(b)
                                                                  Page 3 of 7

          c.  The rate of interest applicable to each                    0.00%
              such Eligible Investment.

          d.  The rating of each such Eligible Investment                 0.00

    3.17  The aggregate amount of Dealer Notes issued to        $14,539,995.12
          finance OEM Vehicles, as of the end of the Due
          Period.

    3.18 The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due
          Period.
          i)     Hoglund Bus Company
          ii)    Interstate Motor Trucks
          iii)   Prairie International
          iv)    KCR
          v)     Southwest International

    3.19  Aggregate amount of delinquent principal                      0.11%
          payments (past due greater than 30 days) as a percentage of the total principal amount outstanding, as of the end of the Due Period.

4.  Series 1997-1 Information for the period of March 1,
    ----------------------------------------------------
    1999 through October 31, 1999
    -----------------------------

    4.1   The Deficiency Amount as of the Transfer Date                  $0.00
          (after giving effect to the transactions set forth in Article IV of the Supplement).

    4.2a  The Maximum Subordinated Amount as of the             $31,000,000.00
          Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

    4.2b  The Available Subordinated Amount as of the           $31,000,000.00
          Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement)

    4.3   The Projected Spread for the following                 $2,500,000.00
          Distribution Period.

    4.4   The amount on deposit in the Spread Account            $2,500,000.00
          as of the Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

                                                                  Exhibit 13(b)
                                                                  Page 4 of 7

    4.5   The aggregate amount on deposit in the                         $0.00
          Liquidity Reserve Account as of the Transfer
          Date (after giving effect to the transactions set forth in Article IV of the Supplement.

    4.6   The Invested Amount as of the Distribution           $200,000,000.00
          Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution
          Date).

    4.7   The amount of Series Allocable Dealer Notes                    $0.00
          Losses for the Due Period.

    4.8   The amount of Series Allocable Finance Charge         $20,997,656.46
          Collections for the Due Period.

    4.9   The amount of Series Allocable Principal             $882,755,200.98
          Collections for the Due Period.

    4.10  The amount of Series Principal Account Losses                  $0.00
          for the Due Period.

    4.11  The amount of Investor Dealer Note Losses for                  $0.00
          the Due Period.

    4.12  The amount of Investor Finance Charge                 $12,208,912.31
          Collections for the Due Period.

    4.13  The amount of Investor Principal Collections         $514,049,512.09
          for the Due Period.

    4.14  The amount of Available Certificateholder's           $12,359,947.02
          Interest Collections for the Due Period.

    4.15  The amount of Series 1997-1 Shared Principal         $514,049,512.09
          Collections for the Due Period.

    4.16  The aggregate amount of the Series 1997-1                      $0.00
          Principal Shortfall, if any, for the Due
          Period.

    4.17  The Seller's Percentage for the Due Period.                   41.75%

    4.18  The Excess Seller's Percentage for the Due                    32.73%
          Period.

    4.19  The aggregate amount of Seller's Principal           $368,705,688.88
          Collections for the Due Period.

                                                                  Exhibit 13(b)
                                                                  Page 5 of 7

    4.20  The amount of Available Seller's Finance               $2,522,127.26
          Charge Collections for the Due Period.

    4.21  The aggregate amount of Available Seller's            $79,670,048.64
          Principal Collections for the Due Period.

    4.22  The aggregate amount of Excess Seller's              $289,035,640.23
          Principal Collections for the Due Period

    4.23  The Controlled Amortization Amount, if                         $0.00
          applicable, for the Due Period.

    4.24  The Minimum Series 1997-1 Master Trust                $37,000,000.00
          Seller's Interest as of the Distribution Date
          (after giving effect to the transactions set forth in Article IV of the Supplement).

    4.25  The Series 1997-1 Allocation Percentage for                   33.05%
          the Due Period.

    4.26  The Floating Allocation Percentage for the                    58.25%
          Due Period.

    4.27  The Principal Allocation Percentage, if                        0.00%
          applicable, for the Due Period.

    4.28  The total amount, if any, to be distributed            $8,571,874.33
          on the Series 1997-1 Certificates on the Distribution Date.

    4.29  The total amount, if any, to be distributed                    $0.00
          on the Series 1997-1 Certificates on the Distribution Date allocable to the Invested
          Amount.

    4.30  The total amount, if any, to be distributed            $7,238,553.61
          on the Series 1997-1 Certificates on the Distribution Date allocable to interest on the Series 1997-1 Certificates.

    4.31  The Draw Amount as of the Transfer Date.                       $0.00

    4.32  The amount of Investor Charge-Offs as of the                   $0.00
          Transfer Date.

    4.33  The amount of reimbursement of Investor                        $0.00
          Charge-Offs as of the Transfer Date.

                                                                  Exhibit 13(b)
                                                                  Page 6 of 7

    4.34  The amount of the Investor Servicing Fee to            $1,333,320.72
          be paid on such Distribution Date.

    4.35  The aggregate amount of funds on deposit in                    $0.00
          the Series Principal Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

    4.36  The aggregate amount of funds on deposit in            $2,500,000.00
          the Spread Account as of the end of the last day of the Due Period (after giving effect to payments and adjustments made pursuant to
          Article IV of the Supplement and the
          Agreement).

    4.37  Eligible Investments in the Series Principal
          Account:

          a.  The aggregate amount of funds invested in                  $0.00
              Eligible Investments.

          b.  Description of each Eligible Investment:                     N/A

          c.  The rate of interest applicable to each                      N/A
              such Eligible Investment.

          d.  The rating of each such Eligible                             N/A
              Investment.

    4.38  Eligible Investments in the Liquidity Reserve
          Account:

          a.  The aggregate amount of funds invested in                  $0.00
              Eligible Investments.

          b.  Description of each Eligible Investment:                     N/A

          c.  The rate of interest applicable to each                      N/A
              such Eligible Investment.

          d.  The rating of each such Eligible                             N/A
              Investment.

    4.39  The amount of Excess Interest Collections for          $3,788,072.68
          the Due Period.

                                                                  Exhibit 13(b)
                                                                  Page 7 of 7


    4.40  The amount of Investor Principal Collections         $514,049,512.09
          treated as Shared Principal Collections for the Due Period.

    4.41  The amount of Excess Interest Collections for                  $0.00
          the Due Period Allocated to other Series.

    4.42  The amount of Investor Principal Collections                   $0.00
          treated as Shared Principal Collections for the Due Period allocated to Other Series.

    4.43  The percentages and all other information                        N/A
          calculated pursuant to Sections 6.01 of the Supplement.

    4.44  The amount of Remaining Available Seller's                     $0.00
          Principal Collections for the Due Period.

    4.45  The amount of Series 1997-1 Shared Seller's          $368,705,688.88
          Principal Collections for the Due Period.

    4.46  The aggregate amount of Shared Seller's                        $0.00
          Principal Collections from Other Series for the Due Period.

    4.47  The amount of all Shared Seller's Principal                    $0.00
          Collections allocated to Series 1997-1 for the Due Period.

    4.48  The aggregate amount of all Shared Seller's                    $0.00
          Principal Collections allocated to Other
          Series for the Due Period.

    4.49  The aggregate amount of all Early                                N/A
          Distribution Amounts paid or deemed paid for the Distribution Period.